Exhibit B-15(b)

Form 205                                 This space reserved for
(revised 9/00)         Articles of       office use.
                      Organization
                   Pursuant to Article
                  1528n, Texas Limited
                  Liability Company Act
Return in Duplicate to:
Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
FAX: 512/463-5709
Filing Fee: $200

                           Article 1 -Name
The name of the limited liability company is as set forth below:
Prudential Oil and Gas L.L.C.

The name of the entity must contain the words "Limited Liability Company" or "Limited Company," or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for "name availability" is recommended.

   Article 2 - Registered Agent and Registered Office (Select and
               complete either A or B and complete C.)

  A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR

X B. The initial registered agent is an individual resident of the state whose is set forth below.

First Name               M.I.  Last Name                   Suffix
Paul                     A.    Scheurich

C. The business address of the registered agent and the registered office address is:

350 Pine Street             City                  TX   Zip Code
                            Beaumont                   77701

                       Article 3 - Management

X A. The limited liability company is to be managed by managers. The names and addresses of the initial managers are set forth below:

OR  (Select either option A or option B; do not select both.)

B.   The limited liability company will not have managers.
Management of the company is reserved to the members. The names and addresses of the initial members are set forth below:

             Manager/Member Name and Address Information

MEMBER:

LEGAL ENTITY: The member is a legal entity named:
Entergy Gulf States, Inc. is the sole member

INDIVIDUAL: The member is an individual whose name is set forth below:

First Name                   M.I.    Last Name                 Suffix
Not applicable

ADDRESS OF MEMBER:
Street Address               City              State      Zip Code
639 Loyola Avenue            New Orleans       LA         70113

MANAGER 1:

INDIVIDUAL: The manager is an individual whose name is set forth below.

First Name                    M.I     Last Name              Suffix
James                         F.      Kenney

ADDRESS OF MANAGER 1:
Street Address                City              State    Zip Code
Entergy 10055 Grogans Mill    The Woodlands     TX       77380
Road

MANAGER 2:

INDIVIDUAL: The manager is an individual whose name is set forth below.

First Name                    M.I.    Last Name              Suffix
C.                            J.      Wilder

ADDRESS OF MANAGER 2:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

MANAGER 3:

INDIVIDUAL: The manager is an individual whose name is set forth below.

First Name                    M.I.    Last Name              Suffix
Michael                       G.      Thompson

ADDRESS OF MANAGER 3:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

MANAGER 4:

INDIVIDUAL: The manager is an individual whose name is set forth below.
First Name                    M.I.    Last Name              Suffix
Joseph                        T.      Henderson

ADDRESS OF MANAGER 4:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

MANAGER 5:

INDIVIDUAL: The manager is an individual whose name is set forth below.

First Name                    M.I.    Last Name              Suffix
Nathan                        E.      Langston

ADDRESS OF MANAGER 5:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

MANAGER 6:

INDIVIDUAL: The manager is an individual whose name is set forth below.

First Name                    M.I.    Last Name              Suffix
Steven                        C.      McNeal

ADDRESS OF MANAGER 6:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

MANAGER 7:

INDIVIDUAL: The manager is an individual whose name is set forth below.
First Name                    M.I.    Last Name              Suffix
Christopher                   T.      Screen

ADDRESS OF MANAGER 7:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans

MANAGER 8:

INDIVIDUAL: The manager is an individual whose name is set forth below.
First Name                    M.I.    Last Name              Suffix
Deborah                       S.      Dudenhefer

ADDRESS OF MANAGER 8:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

MANAGER 9:

INDIVIDUAL: The manager is an individual whose name is set forth below.
First Name                    M.I.    Last Name              Suffix
Patricia                      A.      Galbraith

ADDRESS OF MANAGER 9:
Street Address                City              State    Zip Code
639 Loyola Avenue             New Orleans       LA       70113

                        Article 4 - Duration

The period of duration is perpetual.

                         Article 5- Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized.

                 Supplemental Provisions/Information

     The company is being organized pursuant to a plan of conversion of Prudential Oil and Gas Inc., the converting entity. Prudential Oil and Gas Inc., was a Texas business corporation, incorporated under the Texas Business Corporation Act on October 16, 2000. Its address was 350 Pine Street, Beaumont, Texas 77701.

                              Organizer

The name and address of the organizer is set forth below.
Name

Street Address        City           State          Zip Code



                              Execution
The undersigned organizer signs these articles of organization subject to the penalty imposed by article 9.02 of the Texas Limited Liability Company Act, for the submission of a false or fraudulent document.

Signature of organizer